Exhibit 24.1

ATHERSYS, INC.
REGISTRATION STATEMENT
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Daniel A. Camardo, Kasey Rosado and Maia Hansen, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity securities of the Registrant for the benefit of certain shareholders of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of May, 2023.

/s/ Daniel A. Camardo	/s/ Kasey Rosado
Daniel A. Camardo Chief Executive Officer and Director	Kasey Rosado Interim Chief Financial Officer (principal financial and principal accounting officer)

/s/ Ismail Kola	/s/ Joseph Nolan
Ismail Kola Chairman of the Board of Directors	Joseph Nolan Director

/s/ Jane Wasman	/s/ Jack L. Wyszomierski
Jane Wasman Director	Jack L. Wyszomierski Director